    As filed with the Securities and Exchange Commission on June 29, 2001

                                                   Registration No. 333-93459

=============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                           --------------------------

             POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2 ON FORM S-3
                             PURSUANT TO RULE 401(e)
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                          FOUNDERS FOOD & FIRKINS LTD.
             (Exact Name of Registrant as Specified in Its Charter)

                 MINNESOTA                              722110                              41-1883639
      (State or other Jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
      Incorporation or Organization)          Classification Code Number)            Identification Number)

                              5831 CEDAR LAKE ROAD
                         ST. LOUIS PARK, MINNESOTA 55416
                                (952) 525-2070
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     STEVEN J. WAGENHEIM                                             COPIES TO:
            PRESIDENT AND CHIEF EXECUTIVE OFFICER                              AVRON L. GORDON, ESQ.
                 FOUNDERS FOOD & FIRKINS LTD.                                 BRETT D. ANDERSON, ESQ.
                     5831 CEDAR LAKE ROAD                                     BRIGGS AND MORGAN, P.A.
               ST. LOUIS PARK, MINNESOTA 55416                                    2400 IDS CENTER
                        (952) 525-2070                                      MINNEAPOLIS, MINNESOTA 55402
  (Name, address, including zip code, and telephone number,                    (612) 334-8400 (PHONE)
          including area code, of agent for service)                            (612) 334-8650 (FAX)


                               ---------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                               ---------------

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / / __________

         If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / / __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                           --------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

===============================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not solicitng an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JUNE 29, 2001

PROSPECTUS

                                1,000,000 SHARES
                          FOUNDERS FOOD & FIRKINS LTD.
                                  COMMON STOCK

                                 ---------------

         This is a public offering of securities of Founders Food & Firkins Ltd. We are offering 1,000,000 shares of common stock issuable upon exercise of outstanding Class A Warrants. Each Class A Warrant becomes exercisable and may be transferred separately from the common stock with which it was issued commencing August 5, 2001. Each Class A Warrant entitles the holder to purchase, at any time until June 6, 2005, one share of common stock at an exercise price of $5.00 per share, subject to adjustment. We may redeem the Class A Warrants for $0.01 per warrant at any time once they become exercisable, on 20 days written notice, provided that the closing bid price of our common stock exceeds $6.25 per share, subject to adjustment, for any 45 consecutive trading days prior to such notice. We issued the Class A Warrants in our initial public offering as part of a unit, each unit consisting of one share of common stock and one redeemable Class A Warrant.

         Our units are listed on the Nasdaq SmallCap Market under the symbol "GCFBU." On June 27, 2001, the closing sale price of one unit on the Nasdaq SmallCap Market was $3.06. Current market quotations are listed in THE WALL STREET Journal and many other newspapers of general circulation. We have applied to have our common stock and Class A Warrants listed on the Nasdaq SmallCap Market under the symbols "GCFB" and "GCFBW."

         INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW RISK FACTORS BEGINNING ON PAGE 4 FOR INFORMATION THAT YOU SHOULD CONSIDER CAREFULLY BEFORE BUYING OUR SECURITIES. THESE ARE SPECULATIVE SECURITIES.

                               ---------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------


                                    PRICE TO WARRANT            UNDERWRITING                PROCEEDS TO
                                         HOLDERS                  DISCOUNT                 COMPANY (1)(2)
                                    ----------------            ------------               --------------
Per Share........................       $5.00                        -                       $5.00
Total............................       $5,000,000                   -                       $5,000,000
---------------

(1) Assumes all Class A Warrants are exercised.
(2) Before deducting expenses estimated at $20,000.

                                ---------------

              THE DATE OF THIS PROSPECTUS IS _______________, 2001.

                              AVAILABLE INFORMATION

         We are subject to the information requirements of the Exchange Act. Accordingly, we file reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at HTTP://WWW.SEC.GOV.

         We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information, exhibits and undertakings set forth in the registration statement, certain parts of which are omitted as permitted by the rules and regulations of the SEC. For further information, please refer to the registration statement which may be read and copied in the manner and at the sources described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this registration statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this registration statement have been sold or deregistered:

         o Annual Report on Form 10-KSB for the year ended December 31, 2000;

         o Quarterly Report on Form 10-QSB for the quarter ended April 1, 2001; and

         o Description of our units (each consisting of one share of common stock and one redeemable Class A Warrant to purchase one share of common stock), our common stock and our Class A Warrants contained in our Registration Statement on Form 8-A/A (File No. 000-29643) filed on March 19, 2001.

         We will provide, without charge, to each person to whom this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents. Please direct written requests to us at 5831 Cedar Lake Road, St. Louis Park, Minnesota 55416, Attention: Chief Financial Officer. Please direct telephone requests to the office of the Chief Financial Officer at (952) 525-2070.

                               PROSPECTUS SUMMARY

         BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING THE OTHER INFORMATION TO WHICH WE REFER YOU, BEFORE YOU DECIDE TO INVEST.

         We operate restaurant-microbreweries under the name "Granite City Food & Brewery(TM)." We currently operate one store in St. Cloud, Minnesota, and one in Sioux Falls, South Dakota.

         Our full-service restaurants offer high quality food and handcrafted beers. Our theme is casual dining, with a broad menu of items that are prepared fresh daily and freshly brewed beers made on-premise. We offer menu items in generous portions at reasonable prices. Our handcrafted beers are moderately priced and offer styles and flavors not typically produced by major breweries.

         We intend to pursue a disciplined expansion strategy in markets where we believe our concept will have broad appeal and attractive restaurant-level economics. Subject to obtaining adequate financing, we plan to open our next Granite City Food & Brewery in Fargo, North Dakota.

         We were incorporated on June 26, 1997, as a Minnesota corporation. Our executive offices are located at 5831 Cedar Lake Road, St. Louis Park, Minnesota 55416, and our telephone number is (952) 525-2070.

                                  RISK FACTORS

         BEFORE YOU INVEST IN OUR SECURITIES, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, THE OTHER INFORMATION INCLUDED IN THIS DOCUMENT AND THE OTHER INFORMATION TO WHICH WE REFER YOU, BEFORE YOU DECIDE TO INVEST.

         WE HAVE A VERY SHORT OPERATING HISTORY UPON WHICH YOU CAN EVALUATE US. We have a very limited operating history, having opened our first restaurant in June 1999. Accordingly, there are limited financial results upon which you can evaluate the merits of an investment in our company. As of April 1, 2001, we had an accumulated deficit of $819,650. Our operating experience has not been long enough for us to know whether we can achieve and sustain profitable operations and positive cash flow. Our operating results can be affected by changes in customer tastes, the popularity of handcrafted beers, economic conditions in secondary markets, such as St. Cloud and Sioux Falls, and the level of competition in our markets. We intend to continue to expend significant financial and management resources to develop additional restaurants. We cannot predict whether we will be able to achieve or sustain revenue growth, profitability or positive cash flow in the future.

         OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED IF WE ARE UNABLE TO EXPAND IN A TIMELY AND PROFITABLE MANNER. To continue to grow, we must open new restaurants on a timely and profitable basis. We plan to open one additional restaurant during 2001. We may experience delays in restaurant openings which could materially adversely affect our business, financial condition, operating results and cash flows. Our ability to expand successfully depends upon a number of factors, some of which are beyond our control, including:

         o        identification and availability of suitable restaurant sites
         o        competition for restaurant sites
         o negotiation of favorable build-to-suit leases and sale-leaseback agreements
         o timely development of convenient commercial and residential streets and highways
         o management of construction and development costs of new restaurants
         o availability of financing for the purchase or lease of restaurant and brewing equipment and leasehold improvements
         o        securing required governmental approvals, licenses and permits
         o recruitment of qualified operating personnel, particularly brewing staff and kitchen managers
         o        competition in new markets

         In addition, we contemplate entering new geographic markets in which we have no operating experience. These new markets may have demographic characteristics, competitive conditions, consumer tastes and discretionary spending patterns different than those present in our existing markets, which may cause our new restaurants to be less successful than our existing restaurants.

         UNANTICIPATED COSTS OR DELAYS IN THE DEVELOPMENT OR CONSTRUCTION OF OUR RESTAURANTS COULD PREVENT OUR TIMELY AND COST-EFFECTIVE OPENING OF NEW RESTAURANTS. We lease our existing restaurants on a build-to-suit basis. We depend upon contractors and real estate developers to construct our restaurants. After developers construct our restaurants, we invest heavily in leasehold improvements for completion of our restaurants. Many factors could adversely affect the cost and time associated with our development of restaurants, including:

         o        labor disputes
         o        shortages of materials and skilled labor
         o        adverse weather
         o        unforeseen construction problems
         o        environmental problems
         o        zoning problems
         o        federal, state and local government regulations

         o        modifications in design
         o        other unanticipated increases in costs

         Any of these factors could give rise to delays or cost overruns which may prevent us from developing additional restaurants within anticipated budgets and expected development schedules. Any such failure could have a material adverse effect on our business, financial condition, operating results and cash flows.

         IF WE HAVE HIGH OPERATING LOSSES OR ARE UNABLE TO OBTAIN FINANCING, WE MAY NOT BE ABLE TO DEVELOP OUR THIRD PLANNED RESTAURANT. Our original business plan called for us to continue expanding through build-to-suit lease arrangements. Upon entering into a lease for our future location in Fargo, we determined that this method of financing was not available. Instead, we intend to construct our Fargo location, sell it to a third party and lease it back from such party pursuant to a sale-leaseback arrangement. The initial costs we must bear in a sale-leaseback context exceed those we have experienced pursuant to our build-to-suit arrangements. As a result, we cannot assure you that we will be able to obtain adequate financing to complete our Fargo location. During 2001, we estimate that we will be required to make capital expenditures totaling approximately $3.0 million for the construction of our restaurant in Fargo. We intend to apply the remaining net proceeds of our initial public offering to the development cost of this restaurant. We will, however, require approximately $1.5 million of additional financing to complete development of such restaurant. If we are unable to secure additional financing for the development of our Fargo location, or other future sites, our St. Cloud and Sioux Falls locations would continue to be our only sources of revenue. The net proceeds from our initial public offering did not provide us with additional working capital; therefore, in the event we incur significant operating losses at our existing restaurants, or are unable to obtain the required additional financing, we may not be able to develop our third restaurant.

         WE MAY BE UNABLE TO FUND OUR SIGNIFICANT FUTURE CAPITAL NEEDS AND WE MAY NEED ADDITIONAL FUNDS SOONER THAN ANTICIPATED. To finance our expansion plans, we require funds for capital expenditures, pre-opening costs and negative cash flow related to new restaurant openings. We may not be able to obtain additional future financing on acceptable terms. If financing is not available, we will have to curtail projected growth, which could materially adversely affect our business, financial condition, operating results and cash flows. Moreover, if we issue additional equity securities to fund expansion, your holdings may be diluted. Specifically, our future expansion may be delayed or curtailed:

         o if future cash flows from operations fail to meet our expectations
         o if costs and capital expenditures for new restaurant development exceed anticipated amounts
         o if we incur unanticipated expenditures related to our operations
         o if we are unable to obtain acceptable lease or sale-leaseback financing of restaurants
         o if landlord contributions, financing and other incentives are lower than expected
         o if we are required to reduce prices to respond to competitive pressures

         WE MAY NOT BE ABLE TO ACHIEVE AND MANAGE PLANNED EXPANSION. We face many business risks associated with our proposed growth, including the risk that our existing management, information systems and financial controls will be inadequate to support our planned expansion. We cannot predict whether we will be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and these systems and controls. If we fail to continue to improve management, information systems and financial controls, or if we encounter unexpected difficulties during expansion, our business, financial condition, operating results and cash flows could be materially adversely affected.

         INTANGIBLE ASSETS, SUCH AS OUR BUSINESS CONCEPT AND DEVELOPMENT STRATEGY, MAKE UP MOST OF OUR CURRENT VALUE. Because we do not own the real estate or building in which our existing restaurants are located and we do not plan to own the real estate or buildings in which our future restaurants will be located beyond the period of initial construction, our tangible assets mainly consist of inventory and equipment that we own. Until we establish a history of earnings, the value of our business that could be realized upon liquidation is comprised of intangible assets, including our business concept, development strategy, intellectual property, trademarks, goodwill and employee know-how. If our business is not successful, the value of our intangible assets could decrease significantly.
The value of your investment could decrease as a result.

         WE MAY REDEEM THE CLASS A WARRANTS AT A PRICE LESS THAN MARKET VALUE. We may redeem the Class A Warrants at $0.01 per share once they become exercisable if the closing bid price of our common stock exceeds $6.25 per share, subject to adjustment, for 45 consecutive trading days. We must give you 20 days written notice of such redemption. If we redeem the Class A Warrants you will lose your right to exercise the Class A Warrants except during the 20 day redemption period. Redemption of the Class A Warrants could force you to exercise the Class A Warrants at a time when it may be disadvantageous for you to do so or to sell the Class A Warrants at the then current market price or accept the redemption price, which could be substantially less than the market value of the Class A Warrants at the time of redemption.

         IF WE DO NOT MAINTAIN OUR NASDAQ LISTING, YOU MAY HAVE DIFFICULTY RESELLING YOUR UNITS. WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO LIST OUR SHARES OR CLASS A WARRANTS ON NASDAQ. We will need to maintain certain financial and corporate governance qualifications to keep our units listed and to obtain listing for our shares and Class A Warrants. We cannot assure you that we will at all times meet the criteria for continued or initial listing on the Nasdaq SmallCap Market. If we fail to maintain such qualifications, including a minimum bid price for our units of $1.00, our units may be delisted and our shares and Class A Warrants may not become listed. In the event of delisting or failure to list, trading, if any, would be conducted in the over-the-counter markets in the so-called "pink sheets" or the National Association of Securities Dealers "Electronic Bulletin Board." In addition, our securities would become subject to the SEC's "Penny Stock Rules." The Penny Stock Rules would impose additional requirements on broker-dealers who effect trades in our securities, other than trades with their established customers and accredited investors. Consequently, the delisting or failure to list our securities and the applicability of the Penny Stock Rules may adversely affect the ability of broker-dealers to sell our securities, which may adversely affect your ability to resell our securities. If our securities are delisted or if our shares or Class A Warrants fail to become listed and become subject to the Penny Stock Rules, you may not be able to sell as many securities as you desire, you may experience delays in the execution of your transactions, and our securities may trade at a lower market price than they otherwise would.

         FLUCTUATIONS IN OUR OPERATING RESULTS MAY RESULT IN DECREASES IN THE PRICE OF OUR SECURITIES. Our operating results will fluctuate significantly because of several factors, including the timing of new restaurant openings and related expenses, profitability of new restaurants, increases or decreases in comparable restaurant sales, general economic conditions, consumer confidence in the economy, changes in consumer preferences, competitive factors and weather conditions. Consequently, our operating results may fall below the expectations of public market analysts and investors. In that event, the price of our securities would likely decrease.

         INCREASED FOOD AND BREWING COSTS COULD MATERIALLY ADVERSELY AFFECT OUR OPERATING RESULTS. Our profitability depends in part on our ability to anticipate and react to changes in food and brewing costs. Various factors beyond our control, including adverse weather conditions and government regulation, may affect our food and brewing costs. We cannot predict whether we will be able to anticipate and react to changing food and brewing costs by adjusting our purchasing practices and menu prices. A failure to do so could materially adversely affect our business, financial condition, operating results and cash flows.

         CHANGES IN CONSUMER PREFERENCES OR DISCRETIONARY CONSUMER SPENDING COULD NEGATIVELY IMPACT OUR RESULTS. Our restaurants feature handcrafted beers brewed and served in a casual dining atmosphere. Our continued success depends, in part, upon the popularity of micro-brewed beers and casual, broad menu restaurants. Shifts in consumer preferences away from these beers and this dining style could materially adversely affect our future profitability. There has been a decline in alcohol consumption nationally over the past decade. If this trend continues, our sales and profitability could be adversely affected. Also, our success depends to a significant extent on numerous factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence. Adverse changes in these factors could reduce guest traffic or impose practical limits on pricing, either of which could materially adversely affect our business, financial condition, operating results and cash flows.

         KEY EMPLOYEES, INCLUDING WILLIAM E. BURDICK, COULD LEAVE OUR COMPANY AT ANY TIME, IMPAIRING OUR DEVELOPMENT AND PROFITABILITY. We depend heavily on our management team for the development and execution of our restaurant-microbrewery concept. In particular, we rely upon the expertise and experience of our brewmaster, William E. Burdick, for the establishment of our brewing operations, and brewing and training of our brewing staff. As we expand our operations, we will have a continuing need to attract and retain qualified people, including management personnel. We do not intend to enter into employment agreements beyond our existing agreements with Messrs. Burdick and Wagenheim. We have obtained key-man life insurance on Mr. Wagenheim in the amount of $1,000,000 and on Mr. Burdick in the amount of $500,000. However, such coverage would only protect us in the event of death. The departure of key people could adversely affect our operations and profitability.

         COMPETITION IN THE RESTAURANT INDUSTRY MAY PREVENT US FROM GETTING OR KEEPING CUSTOMERS. The restaurant industry is highly competitive. Due to our limited financial resources and operating history, we may be unable to compete effectively with larger, better established restaurant operators, which have substantially greater financial resources and operating histories than we do. We will likely face direct competition with these competitors in each of the markets we enter.

         WE MAY BE UNABLE TO RECRUIT, MOTIVATE AND RETAIN QUALIFIED EMPLOYEES. Our success depends, in part, upon our ability to attract, motivate and retain a sufficient number of qualified employees, including trained brewing personnel, restaurant managers, kitchen staff and wait staff, to keep pace with our expansion schedule. As we experienced in connection with the opening of our Sioux Falls location, qualified individuals needed to fill these positions could be in short supply in one or more of our markets. Our inability to recruit, motivate and retain such individuals may delay the planned openings of new restaurants or result in high employee turnover in existing restaurants, either of which could have a material adverse effect on our business, financial condition, operating results and cash flows. Additionally, competition for qualified employees could require us to pay higher wages and provide additional benefits to attract sufficient employees, which could result in higher labor costs.

         WE MAY BE UNABLE TO OBTAIN AND MAINTAIN THE LICENSES AND PERMITS REQUIRED FOR THE BREWING OF BEER AND THE SALE OF BEER AND LIQUOR. A significant percentage of our revenues is derived from the sale of beer and liquor. Total on site sales of alcoholic beverages accounted for approximately 22.1% of our revenue with on site sales of our craftbrewed beer accounting for 11.0% of our revenue for the year ended December 31, 2000. We must comply with federal licensing requirements imposed by the United States Department of Treasury, Bureau of Alcohol, Tobacco and Firearms, as well as licensing requirements of states and municipalities where we operate restaurants. Failure to comply with federal, state or local regulations could cause our licenses to be revoked or force us to cease brewing and selling our beer. Typically, licenses must be renewed annually and may be revoked and suspended for cause at any time. Additionally, state liquor and brewing laws may prevent or impede our expansion into certain markets. Although we have not experienced, and do not anticipate, any significant problems in obtaining required licenses, permits or approvals, any delays or failures to obtain required licenses, permits or approvals could delay or prevent our expansion in a particular area.

         OUR OPERATIONS DEPEND UPON GOVERNMENTAL LICENSES OR PERMITS AND WE MAY FACE LIABILITY UNDER DRAM SHOP STATUTES. Our business depends upon obtaining and maintaining required food service, liquor and brewing licenses for each of our restaurants. If we fail to hold all necessary licenses, we may be forced to delay or cancel new restaurant openings and close or reduce operations at existing locations. In addition, our sale of alcoholic beverages subjects us to "dram shop" statutes in some states. These statutes allow an injured person to recover damages from an establishment that served alcoholic beverages to an intoxicated person. If we receive a judgment substantially in excess of our insurance coverage, or if we fail to maintain our insurance coverage, our business, financial condition, operating results and cash flows could be materially and adversely affected.

         COMPLAINTS OR LITIGATION FROM GUESTS MAY MATERIALLY ADVERSELY AFFECT US. From time to time we could be the subject of complaints or litigation from guests alleging illness, injury or other food quality, health or operational concerns. Adverse publicity resulting from these allegations may materially adversely affect us and our restaurants, regardless of whether the allegations are valid or whether we are liable. These claims may divert our financial and management resources that would otherwise be used to benefit the future performance of our operations.

         OUR EXISTING SHAREHOLDERS HAVE SIGNIFICANT CONTROL WHICH COULD REDUCE YOUR ABILITY TO RECEIVE A PREMIUM FOR YOUR SHARES THROUGH A CHANGE IN CONTROL. As of April 1, 2001, our principal shareholder, Brewing Ventures LLC, owned approximately 43.7% of our common stock. In addition, certain directors of our company and owners of more than 5% of our common stock purchased an aggregate of 250,950 units sold in our initial public offering. As a result, they may be able to control our company and direct our affairs, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also delay, defer or prevent a change in control of our company, and make some transactions more difficult or impossible without their support. These transactions might include proxy contests, tender offers, open market purchase programs or other share purchases that could give our shareholders the opportunity to realize a premium over the then prevailing market price of our common stock. As a result, this concentration of ownership could depress our stock price.

         IF WE DO NOT MAINTAIN THE EFFECTIVENESS OF OUR INITIAL PUBLIC OFFERING PROSPECTUS YOU WILL BE UNABLE TO EXERCISE YOUR CLASS A WARRANTS. You will be able to exercise the Class A Warrants only if a current prospectus relating to the shares underlying the Class A Warrants is then in effect and only if such securities are qualified for sale or exempt from qualification under the applicable securities laws of the state in which you reside. We will use our best efforts to (a) maintain the effectiveness of a current prospectus covering the shares underlying the Class A Warrants and (b) maintain the registration of such shares under the securities laws of the states in which we initially qualified the units for sale in our initial public offering. We cannot assure you that we will actually be able to do so. We cannot issue shares to you upon exercise of your Class A Warrants if the prospectus covering the shares is not kept effective or if the exercise of the Class A Warrants is not qualified or exempt from qualification in the state where you reside.

         SPECIAL NOTE REGARDING OUR FORWARD-LOOKING STATEMENTS. This document and the documents incorporated herein by reference contain various forward-looking statements within the meaning of Section 21E of the Exchange Act. Although we believe that, in making any such statement, our expectations are based on reasonable assumptions, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. When used in this document and the documents incorporated herein by reference, the words "anticipates," "believes," "expects," "intends," "plans," "estimates" and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ materially from those anticipated, certain of which are beyond our control, are set forth herein under the caption Risk Factors. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking statements. Accordingly, we cannot be certain that any of the events anticipated by forward-looking statements will occur or, if any of them do occur, what impact they will have on us. We caution you to keep in mind the cautions and risks described herein and to refrain from attributing undue certainty to any forward-looking statements, which speak only as of the date of the document in which they appear.

                                 USE OF PROCEEDS

         If we realize proceeds from the exercise of all Class A Warrants, the net proceeds we expect to receive will be approximately $4,980,000. Based upon our outstanding debt as of June 29, 2001, we intend to use such net proceeds as follows:


         Use of Proceeds                             Dollar Amount              Percentage of Proceeds
         ---------------------------                 -------------              ----------------------
         Repayment of Indebtedness                   $1,316,988                         26.4%
         New Restaurant Construction                 $3,663,012                         73.6%
                                                     -------------                      -----
                  Total                              $4,980,000                         100.0%


         We plan to use approximately $1,316,988 of the proceeds from the exercise of the Class A Warrants for the repayment of indebtedness. Such indebtedness includes two capital leases. One of these leases had a balance of $579,246 as of June 29, 2001, requires the payment of 9.7% interest per year and matures in June 2006. In June 2001, we entered into a $750,000 capital lease to be used in connection with the construction of our next Granite City Food & Brewery. This lease had a balance of $737,742 as of June 29, 2001, requires the payment of 9.0% interest per year and matures in May 2008.

         We anticipate applying the remainder of the net proceeds from the exercise of the Class A Warrants to the development and opening of new Granite City Food & Brewery locations. We currently estimate that the cost of developing and opening each restaurant, including equipment, furniture, fixtures, pre-opening expenses and leasehold improvements, if such locations are leased, will range from approximately $2.0 million to $4.0 million, depending upon the locations, site conditions, construction costs and sizes and types of restaurants built or leased. We cannot assure you that we will be able to develop and open any additional Granite City Food & Breweries or obtain any necessary additional financing on favorable terms, or at all.

         Pending the use of the net proceeds for the above purposes, we intend to invest such funds in short-term bank deposits, United States government securities and other short-term investment-grade securities.

                              PLAN OF DISTRIBUTION

         The shares issuable upon exercise of the Class A Warrants will be distributed when and as such Class A Warrants are exercised by the holders. We may solicit the exercise of the Class A Warrants at any time, and may redeem the Class A Warrants if the market price of our common stock rises to the necessary level for the required duration. We may also reduce the exercise price of the Class A Warrants in order to encourage their exercise. The exercise price and other terms of the Class A Warrants were initially negotiated between us and the underwriter of our initial public offering.

                                  LEGAL MATTERS

         For purposes of this offering, Briggs and Morgan, Professional Association, is giving its opinion on the validity of the shares.

                                     EXPERTS

         The financial statements as of December 26, 1999 and December 31, 2000 and for each of the years then ended, incorporated by reference in this prospectus, have been audited by Schechter Dokken Kanter Andrews & Selcer Ltd., independent public accountants, as indicated in their report with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

=====================================    =====================================


YOU SHOULD RELY ON THE INFORMATION
CONTAINED IN THIS DOCUMENT OR THAT
TO WHICH WE HAVE REFERRED YOU.  WE                   1,000,000 SHARES
HAVE NOT AUTHORIZED ANYONE TO PROVIDE
YOU WITH INFORMATION THAT IS
DIFFERENT.  YOU SHOULD NOT ASSUME
THAT THE INFORMATION IN THIS
DOCUMENT IS ACCURATE AS OF ANY DATE
OTHER THAN THE DATE ON THE FRONT OF
THIS DOCUMENT.  THIS PROSPECTUS IS
NOT AN OFFER TO SELL NOR IS IT                  FOUNDERS FOOD & FIRKINS LTD.
SEEKING AN OFFER TO BUY ANY
SECURITIES IN ANY STATE WHERE THE
OFFER OR SALE IS NOT PERMITTED.


                                                         COMMON STOCK



       ---------------------                         --------------------
        TABLE OF CONTENTS                                  PROSPECTUS
       ---------------------                         --------------------


                             Page
                             ----
Available Information........ 2
Incorporation of Certain
 Documents by Reference...... 2
Prospectus Summary........... 3
Risk Factors................. 4
Use of Proceeds.............. 9
Plan of Distribution ........ 9
Legal Matters................ 9
Experts...................... 9
                                                           ____________, 2001

=====================================    =====================================

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses payable by us in connection with the sale and distribution of the shares being registered. All amounts shown are estimates, except the registration fee.

         SEC registration fee.....................................................................   $  1,518*
         Legal fees and expenses..................................................................      8,000
         Accounting fees and expenses.............................................................      6,000
         Blue sky and related fees and expenses...................................................      2,000
         Miscellaneous (including listing fees, if applicable)....................................      2,482
                                                                                                     --------
            Total.................................................................................   $ 20,000
                                                                                                     ========

         * Previously paid.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant is governed by Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorney's fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

         As permitted by Section 302A.251 of the Minnesota Statutes, Article 9 of the articles of incorporation of the registrant provides that the registrant shall indemnify and may, in the discretion of the board of directors, insure current and former directors, officers and employees of the registrant in the manner and to the fullest extent permitted by law. Section 6.1 of the by-laws of the registrant provides that the registrant shall indemnify, in accordance with the terms and conditions of Section 302A.521 of the Minnesota Statutes, the following persons: (a) officers and former officers; (b) directors and former directors; (c) members and former members of committees appointed or designated by the board of directors; and (d) employees and former employees of the registrant.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See "Exhibit Index."

ITEM 17.  UNDERTAKINGS

         The small business issuer will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

              (i) Include any prospectus required by Section 10(a)(3) of the Securities Act.

              (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) Include any additional or changed material information on the plan of distribution.

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required in a post-effective amendment incorporated by reference from period reports filed by the small business issuer under the Exchange Act.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis Park, State of Minnesota, on June 29, 2001.

                                   FOUNDERS FOOD & FIRKINS LTD.

                                   By /s/ Steven J. Wagenheim
                                      ----------------------------------------
                                         Steven J. Wagenheim
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


                 Signature                                       Title                               Date
                 ---------                                       -----                               ----

 /s/ Steven J. Wagenheim                      President, Chief Executive Officer and             June 29, 2001
-----------------------------------------     Director (Principal Executive Officer)
            Steven J. Wagenheim

 /s/ Mitchel I. Wachman                       Chief Financial Officer, Secretary and             June 29, 2001
-----------------------------------------     Director (Principal Financial Officer and
             Mitchel I. Wachman               Principal Accounting Officer)

                   *
-----------------------------------------     Director
             William E. Burdick

                   *
-----------------------------------------     Director
             Arthur E. Pew III

                   *
-----------------------------------------     Director
            James G. Gilbertson

                   *
-----------------------------------------     Director
              Bruce H. Senske

*By: /s/ Steven J. Wagenheim
    -------------------------------------
            Steven J. Wagenheim                                                                  June 29, 2001
              Attorney-In-Fact

                                  EXHIBIT INDEX


Exhibit
Number            Description
-------           -----------
4.1               Articles of Incorporation of the Registrant, as amended.*
4.2               By-laws of the Registrant.*
4.3               Specimen common stock certificate.*
4.4               Form of Warrant Agreement (including specimen Class A Warrant certificate).*
4.5               Specimen unit certificate.*
5                 Opinion of Briggs and Morgan, Professional Association.
23.1              Consent of Briggs and Morgan, Professional Association (filed as part of Exhibit 5).
23.2              Consent of Independent Certified Public Accountant.
24                Power of Attorney.*

-----------

*  Previously filed.